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Exhibit 23.2

Consent of Littlejohn Frazer

The Board of Directors
Advent Capital (Holdings) Plc
Third Floor, One America Square
17 Crosswall
London
EC2N 2LB

5 August 2003

Dear Sirs,

We have issued a report dated 27 June 2003 (the "Report") with respect to the financial statements comprising the Group Balance Sheets of Advent Capital (Holdings) Plc as of 31 December 2002 and 2001, the related Group Profit and Loss Account and the Group Cash Flow Statements for the three years ended 31 December 2002, the accompanying Company Balance Sheets as of 31 December 2002 and 2001, and the related notes thereto.

We hereby consent to the reference to our firm under the caption "Experts" and to the inclusion of our Report in this Amendment No. 1 to the Registration Statement (Form S-1 File No. 333-107170) of Zenith National Insurance Corp. Zenith National Insurance Corp. may rely on this consent in referring to us and in including our Report in this Registration Statement on Form S-1.

Yours faithfully,

/s/  LITTLEJOHN FRAZER

Littlejohn Frazer
1 Park Place
Canary Wharf
London E14 4HJ
ENGLAND

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Consent of Littlejohn Frazer